                                                                   EXHIBIT G(xv)


November 1, 1998


SCHWAB ANNUITY PORTFOLIOS


RE:   Custodian Services Fees


Ladies and Gentlemen:

This letter constitutes our agreement with respect to compensation to be paid to PNC Bank, National Association ("PNC") under the terms of a Custodian Services Agreement (the "Agreement") dated March 29, 1994 between Schwab Annuity Portfolios ("you" or the "Trust"), on behalf of the Fund listed on the attached
Schedule I, as amended from time to time (the "Funds"), and PNC. Pursuant to the terms of the Agreement, the Trust, on behalf of the Fund, will pay PNC, for the services that PNC will provide to the Fund as follows:


1. The Fund shall pay an asset based fee of .009% on the first $200 million of average daily gross assets; .008% on the next $200 million of average daily gross assets; .007% on the next $200 million of average daily gross assets; .003% on the next $200 million of average daily gross assets; .0025% on the next $200 million of average daily gross assets and .002% on average daily gross assets in excess of $1 billion; exclusive of out-of-pocket expenses and transaction charges. The fee shall be calculated daily and paid monthly. The fee for the period from the date hereof until the end of that year shall be pro-rated according to the proportion which such period bears to the full annual period.

2. The Fund shall pay transaction charges of $16.50 for each physical delivery; $8.25 for each fed book entry transaction; $6.50 for each depository eligible transaction; $10.00 for each GNMA depository transaction, $7.50 for each repo with PNC (per round-trip piece of collateral); $30.00 for each options contract and $50.00 for each futures contract.

A transaction includes Buys, Sells, Maturities, Free Deliveries, Free Receipts, Exercised or Expired Options.

Out-of-pocket expenses include but are not limited to, postage, overnight express charges, report transmission charges, microfiche/microfilm, Federal Reserve wire fees, wire fees for receipt and disbursement, record retention/storage, custody transfer/registration fees ($10.00 per item); and
cost of independent pricing services.
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         PNC accepts the payment to it hereunder as full payment with respect to services provided to the Funds under the terms of the Agreement. This Agreement supersedes all previous Agreements concerning compensation for services to be provided to the Trust on behalf of the Fund with respect to the Agreement.

                                    Very truly yours,


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:    __________________________________

                                    Name:  __________________________________

                                    Title: __________________________________

Accepted:

SCHWAB ANNUITY PORTFOLIOS
on behalf of the Fund listed on
the attached Schedule I, as amended
from time to time.

By:    /s/ Tung Tai-chin

Name:  ___________________________________

Title: ___________________________________
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                                   SCHEDULE A


                     Custodian and Accounting Services Fees


                                    Portfolio

                          Schwab Money Market Portfolio


                                    SCHWAB ANNUITY PORTFOLIO
                                    On behalf of each of the Funds listed above.

                                    By /s/ Tung Tai-Chin

                                    Name: ____________________________________

                                    Title: ___________________________________


                                    PNC BANK, NATIONAL ASSOCIATION

                                    By: ______________________________________

                                    Name: ____________________________________

                                    Title: ___________________________________


                                    PFPC INC.

                                    By: ______________________________________

                                    Name: ____________________________________

                                    Title: ___________________________________


November 1, 1998

                                   SCHEDULE I

                             Custodian Services Fees


                                      Fund

                           Schwab S & P 500 Portfolio


PNC BANK, NATIONAL ASSOCIATION


By: ______________________________________

Name: ____________________________________

Title: ___________________________________



SCHWAB ANNUITY PORTFOLIOS

By: /s/ Tung Tai-Chin

Name: ____________________________________

Title: ___________________________________




November 1, 1998

                                   SCHEDULE A


                          Accounting Services Agreement



                                                                   Date

Schwab Money Market Portfolio                                 March 29, 1994


SCHWAB ANNUITY PORTFOLIOS

By: ______________________________________

Name: ____________________________________

Title: ___________________________________



PFPC, INC.

By: ______________________________________

Name: ____________________________________

Title: ___________________________________




November 1, 1998